UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54010	27-0223495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

On November 6, 2014, B. Riley Financial, Inc. (the “Company”), formerly known as Great American Group, Inc., issued a press release reporting its financial results for the fiscal quarter ended September 30, 2014. Subsequent to the issuance of the release, the Company discovered errors in the table attached to the release which reconciled non-GAAP disclosures to the most comparable GAAP measures. The table below sets forth the correct information in the same tabular format as that attached to the original release.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the performance of the Company on a combined basis with B. Riley & Co. In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. The accompanying tables have more details on the non-GAAP financial measures that are most directly comparable to GAAP financial measures and the related reconciliations between these financial measures.

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Adjusted EBITDA And Proforma Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Adjusted EBITDA and Proforma Adjusted EBITDA Reconciliation:

Net income (loss) as reported	$(868)	$366	$(2,979)	$124

Adjustments:
Benefit for income taxes	(387)	(133)	(1,795)	(342)
Interest expense	53	567	1,130	1,838
Interest income	(3)	(31)	(9)	(38)
Depreciation and amortization	187	143	451	465
Transaction costs related to B. Riley & Co., Inc. acquisition	—	—	995	—
Restructuring charge	2,548	—	2,548	—
Impairment charge for goods held for sale or auction	1,750	—	1,750	28
Loss in United Kingdom in the quarter ended September 30, 2014	465	—	465	—
Severance costs and compensation expense for fair value adjustment for mandatorily redeemable noncontrolling interests	—	—	914	1,508

Total EBITDA adjustments	4,613	546	6,449	3,459

Adjusted EBITDA	$3,745	$912	$3,470	$3,583

Proforma Adjusted EBITDA for B. Riley & Co., Inc. operations and new employment agreements	(22)	1,373	3,260	4,266

Proforma Adjusted EBITDA	$3,723	$2,285	$6,730	$7,849

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 1, 2014	B. RILEY FINANCIAL, INC.
	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer and Chief Operating Officer